
Exhibit (11)

Compass Bancshares, Inc. and Subsidiaries
Computation of Per Share Earnings
Three Months Ended March 31, 1995 and 1994

                                                   Three Months Ended
                                                         March 31
                                                --------------------------
                                                    1995           1994
                                                -----------    -----------
                                           (in Thousands Except Per Share Data)
PRIMARY:
Weighted average shares outstanding                 37,960         37,879

Net effect of the assumed exercise
  of stock options - based on the
  treasury stock method using
  average market price                                 230            253
                                                -----------    -----------
  Total weighted average shares and
    common stock equivalents
    outstanding                                     38,190         38,132
                                                ===========    ===========

  Net income available to common
    shareholders                                $   24,341     $   24,179
                                                ===========    ===========

  Net income per common share                   $     0.64     $     0.63
                                                ===========    ===========

FULLY DILUTED:
Weighted average shares outstanding                 37,960         37,879

Net effect of the assumed exercise
  of stock options - based on the
  treasury stock method using average
  market price or period-end market
  price, whichever is higher                           241            257
                                                -----------    -----------
  Total weighted average shares and
    common stock equivalents
    outstanding                                     38,201         38,136
                                                ===========    ===========

  Net income                                    $   24,341     $   24,179
                                                ===========    ===========

  Net income per common share                   $     0.64     $     0.63
                                                ===========    ===========

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